Exhibit 10.17

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
2015 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), and ###PARTICIPANT_NAME### (the “Participant” or “Grantee”), effective as of the “Grant Date.”

RECITALS

WHEREAS, the Company has adopted the Ollie’s Bargain Outlet Holdings, Inc. 2015 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement, or the Appendix hereto, will have the meanings ascribed to those terms in the Plan;

WHEREAS, the Participant is eligible to receive this Award in connection with his or her position with the Company at the time of the Grant Date (“Eligible Employee”); and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to acquire shares of Common Stock (“Shares”) upon the settlement of restricted stock units, subject to the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock Unit Award. The Company hereby grants to the Grantee ###TOTAL_AWARDS### Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as forth in the Plan.

2.	Vesting of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units shall vest as follows:

(a)
General. Except as otherwise provided in Section 2(b), twenty-five percent (25%) of the Restricted Stock Units shall vest on each of the first four (4) annual anniversaries of the Grant Date, subject to the Participant’s continued Service through the applicable vesting date.

(b)
Termination Following Change in Control. Any unvested and outstanding portion of the Restricted Stock Units will become fully vested in connection with the termination of the Participant’s Service without Cause (or, if applicable, resignation with “Good Reason,” solely as and to the extent such term may be defined in the Participant’s then-effective Service agreement, if any, with the Company or one of its Subsidiaries) occurring upon or within twelve (12) months following a Change in Control. The vesting of the unvested and outstanding portion of the Restricted Stock Units pursuant to the immediately preceding sentence is conditioned, however, upon the Participant’s execution of a release of claims in a form provided by the Company (a “Release”), which Release must be executed, returned and, to the extent applicable, no longer subject to revocation, within thirty (30) days following the Participant’s termination of Service, and the unvested and outstanding portion of the Restricted Stock Unit shall vest on the 30th day following the termination of the Participant’s Service as set forth herein.

(c)
No Longer an Eligible Employee. Notwithstanding anything to the contrary in this Agreement or the Plan, in the event the Participant transfers or is transferred to a position in which Participant would no longer be an Eligible Employee (which the Administrator determines in its sole discretion), then the Administrator in its sole discretion may reduce the number of Restricted Stock Units subject to this Award, other than the Restricted Stock Units that have then satisfied the time-based vesting conditions, and such reduction shall be effective upon the date of the position transfer.

3.	Payment.

(a)
Settlement. The Company shall deliver to the Participant within thirty (30) days following the vesting date of Restricted Stock Units a number of Shares equal to the aggregate number of Restricted Stock Units that vest on such date. The Company may deliver such shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Restricted Stock Units, registered in the name of the Participant. No fractional Shares shall be delivered; the Company shall not pay cash in respect of any fractional Shares. Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(b)
Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

4.
Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 4.5 of the Plan.

5.
Restrictive Covenant Agreement. To the extent the Participant is not a party to an employment, severance or similar agreement with the Company or any of its affiliates which contains a covenant enforceable by the Company or one of its affiliates (i) prohibiting the Participant’s competition, (ii) prohibiting the Participant’s solicitation of service providers, (iii) prohibiting the Participant’s disclosure of confidential information, (iv) prohibiting the Participant’s disparagement of the Company and its affiliates, (v) providing for the Participant’s assignment of intellectual property and (vi) providing for the Participant’s return of property of the Company and its affiliates upon termination of Service (each of (i) through (vi), individually, a “Separate Restrictive Covenant”), the Participant agrees to be bound by the Restrictive Covenant Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”), in consideration of: (a) the Restricted Stock Units granted herein, irrespective of whether the Restricted Stock Units vest; (b) the Participant’s ongoing Service with the Company or a Subsidiary; (c) the importance of protecting the confidential information of the Company and its Subsidiaries and their other legitimate interests, including, without limitation, the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant’s being granted access to trade secrets and other confidential information of the Company and its Subsidiaries; and (e) other good and valuable consideration.

6.	Miscellaneous Provisions.

(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue-sky or other securities laws applicable to those Shares.

(b)
Rights of a Shareholder of the Company. Prior to settlement of the Restricted Stock Units, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Restricted Stock Units; provided that, if dividends or other distributions are paid in respect of the Shares underlying the Restricted Stock Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Restricted Stock Unit within thirty (30) days following the date on which the unvested Restricted Stock Unit vests (and, for avoidance of doubt, shall be forfeited if such unvested Restricted Stock Unit fails to vest).

(c)
Transfer Restrictions. The Shares delivered hereunder will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(d)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interferes with or otherwise restricts in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time and for any reason, with or without Cause.

(e)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office, attention General Counsel, and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work facsimile number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of the facsimile transmission or when e-mail is deemed sent by the e-mail account of the sender (as applicable).

(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(k)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)
Electronic Signatures. The parties acknowledge and agree that this Agreement shall be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

(n)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the Grant Date.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	James J. Comitale
James J. Comitale, General Counsel

PARTICIPANT

Electronically Accepted

###PARTICIPANT_NAME###

###HOME_ADDRESS###

###EMPLOYEE_NUMBER###

###GRANT_DATE###

###ACCEPTANCE_DATE###

###MARKET_PRICE_AT_TIME_OF_GRANT###

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT

THIS AGREEMENT (this “Restrictive Covenant Agreement”) is made effective as of the Date of Grant by and between the Company and the Participant. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Restricted Stock Unit Award Agreement to which this Restrictive Covenant Agreement is attached as Exhibit “A” (the “Award Agreement”).

RECITALS

WHEREAS, the Company and the Participant have entered into the Award Agreement; and

WHEREAS the Award Agreement is conditional on the Participant entering into this Restrictive Covenant Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth in both the Award Agreement and herein, the Company and Participant agree as follows:

1.          Definitions. For purposes of this Restrictive Covenant Agreement:

“Business” means (i) the retail sale, direct marketing or wholesale of discounted or closeout merchandise, (ii) any other business engaged in by the Company or any of its Subsidiaries within twelve (12) months prior to the Participant’s termination of Service with the Company or any of its Subsidiaries (or, if a termination of Service has not occurred, within the previous twelve (12) months), or (iii) any other business contemplated to be conducted by the Company or any of its Subsidiaries within twelve (12) months prior to the Participant’s termination of Service with the Company or any of its Subsidiaries (or, if a termination of Service has not occurred, within the previous twelve (12) months) as reflected in written business plans of the Company or any of its Subsidiaries.

“Competitor” means any person or entity, including but not limited to, participant or anyone acting participant’s behalf, that is engaged or preparing to be engaged in either: (a) the Business, or (b) the retail sale of discount and closeout merchandise, that includes the type of merchandise sold by the Company.

“Confidential Information” means the business and financial records, customer and supplier lists, business contacts, contracts, trade secrets, confidential methods of operations of the Company and its Subsidiaries. Confidential Information does not include any information which is or becomes publicly known through no action or inaction of the Participant. The Participant acknowledges that the Confidential Information is not generally known in the trade and that the Confidential Information provides the Company and its Subsidiaries with a competitive edge in its industry. The Participant acknowledges and agrees that the Company and its Subsidiaries have taken and are taking reasonable steps to protect the confidentiality of, and legitimate interest in, the Confidential Information.

“Person” means any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, firm, company, estate or unincorporated organization.

“Vendor” means any Person who, within twelve (12) months prior to the Participant’s termination of Service with the Company or any of its Subsidiaries (or, if a termination of Service has not occurred, within the previous twelve (12) months): (a) has sold products or services to the Company or any of its Subsidiaries; or (b) has been directly or indirectly targeted, or was intended to be targeted, by the Company or any of its Subsidiaries to sell products or services to the Company or any of its Subsidiaries, as evidenced by a business, marketing or sales plan, strategy or report.

2.          Confidentiality. The Participant recognizes and acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company and its Subsidiaries, access to and knowledge of which are essential to the performance of the duties of the Participant hereunder. The Participant agrees that Participant will not, during Participant’s Service, or after termination of Participant’s Service, directly or indirectly, disclose any of such Confidential Information to any Person for any reason or purpose whatsoever except in connection with the performance of Participant’s duties to the Company and its Subsidiaries, nor shall Participant make use of any such Confidential Information for Participant’s own purposes or for the benefit of any Person except the Company and its Subsidiaries.

Notwithstanding the foregoing, in the event that the Participant is requested or required, in connection with any proceeding by or before a governmental authority, to disclose Confidential Information, the Participant will give the Company prompt written notice of such request or requirement so that the Company or its Subsidiaries may seek a protective order or other appropriate relief. In the event that such protective order or other remedy is not obtained, or the Company waives the right to seek such an order or other remedy, the Participant may, without liability hereunder furnish only that portion of the Confidential Information which the Participant is legally required to disclose. Notwithstanding anything herein to the contrary, nothing in this Restrictive Covenant Agreement shall (a) prohibit the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (b) require notification or prior approval by the Company of any reporting described in clause (a).

Disclosure of Confidential Information may also subject the Participant to civil and criminal sanctions pursuant to the Defense of Trade Secrets Act, 18 U.S.C. §1832, et. seq. Pursuant to 18 U.S.C § 1833(b)(1), however, the Participant is immune from such sanctions if the if the disclosure (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

3.          Non-Competition. Participant agrees that he/she is prohibited from working for a Competitor from any location providing services to, or within the United States of America for twenty-four (24) months following the termination of Participant’s employment. In addition, during, or at any time during, the twenty-four (24) months following termination of the Participant’s Service for whatever reason and whether with or without Cause, the Participant shall not in any manner whatsoever (other than (i) as required by Participant’s Service, (ii) holding of less than two percent (2%) of the shares of a company listed on a public stock exchange in Canada or the United States of America, or (iii) as a result of Participant being a shareholder of the Company (if applicable)) within North America, directly or indirectly:

(a)	carry on, engage in, or be concerned with or interested in, the Business;

(b)
assist (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, independent contractor, supplier, consultant, lender, guarantor, financier or in any other capacity whatsoever) any Person to carry on, engage in or be concerned with or interested in the Business; or

(c)
have any interest or concern (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor or in any other capacity whatsoever) in or with any Person, if any part of the activities of such Person consists of the Business.

4.          Non-Solicitation. During or at any time during the twenty-four (24) months following termination of the Participant’s Service for whatever reason and whether with or without Cause, the Participant shall not in any manner whatsoever, directly or indirectly,

(a)
employ or engage, or seek to employ or engage (whether for the benefit of the Participant or any other Person), any Person that is or within the preceding twenty-four (24) months was an employee or independent contractor of the Company or any of its Subsidiaries or otherwise solicit, encourage or entice any such Person to terminate his or her service relationship with the Company or any of its Subsidiaries; or

(b)
induce or attempt to induce (whether for the benefit of the Participant or any other Person) any Vendor to (i) curtail, cancel or not commence any business it transacts or may transact with the Company or any of its Subsidiaries or (ii) sell products or provide services to any Person carrying on or engaged in the Business.

5.          Non-Disparagement. The Participant shall not at any time, directly or indirectly, orally, in writing or through any medium, disparage, defame or assail the reputation, integrity or professionalism of the Company or any of its Subsidiaries or their respective officers, directors, employees or shareholders. Notwithstanding the foregoing, this prohibition does not apply to statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

6.          Return of Documents and Property. Upon the termination of Participant’s Service or at such other time that the Company may request, the Participant shall forthwith return and deliver to the Company, and shall not retain, any originals or copies of, any books, papers or price lists of the Company or any of its Subsidiaries, customer lists, employee roster, vendor lists, files, books of account, notes and other documents and data or other writings, tapes or records of the Company or any of its Subsidiaries maintained by or in the possession of the Participant (and all of the same are hereby acknowledged and agreed to be the property of the Company and its Subsidiaries).

7.          Inventions and Patents. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while in Service with the Company or any of its Subsidiaries and (b) either (i) relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries’ (including but not limited to, any intellectual property rights) (“Work Product”). The Participant shall promptly disclose such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the period of Service) to establish and confirm the Company’s ownership thereof (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

8.           Covenants Reasonable. The Participant acknowledges and unequivocally agrees with the Company that:

(a)	the covenants in this Restrictive Covenant Agreement are reasonable in the circumstances, narrow in scope and duration, and protect a legitimate business interest of the Company;

(b)	the Participant is being provided with the opportunity to receive a substantial financial benefit as a result of Award Agreement;

(c)
the covenants of the Participant contained in this Restrictive Covenant Agreement were a material inducement for the Company to enter into the Award Agreement and the execution and delivery of this Restrictive Covenant Agreement is a condition to the Company’s obligation pursuant to the Award Agreement; and

9.          Tolling. If the Participant violates any of the terms of the restrictive covenant obligations in this Agreement, the obligation at issue will begin to run from the first date on which the Participant ceases to be in violation of the obligation, the restriction period outlined in Section 3 and 4 shall automatically be extended by the period the Participant was in violation of them.

10.         Notice to New Employer. If and when Participant’s employment with Company terminates, whether voluntarily or involuntarily, Participant agrees to provide to any subsequent employer a copy of this Agreement. In addition, Participant authorizes Company to provide a copy of this Agreement to third parties, including but not limited to, Participant’s subsequent, anticipated, or possible future employer.

11.         Remedies. The Participant agrees that the Company or any of its Subsidiaries or affiliates shall be entitled to seek all available legal and equitable remedies and that they may obtain, and the Participant agrees not to oppose a request for, interim, interlocutory and permanent injunctive relief and other equitable relief to prevent a breach or continued breach of the provisions of this Restrictive Covenant Agreement, as well as an accounting of all profits and benefits that arise out of such violation, which rights and remedies shall be cumulative in addition to any other rights or remedies to which the Company or any of its Subsidiaries may be entitled in law. Accordingly, in addition to any other remedies available at law or in equity, the Company may immediately obtain injunctive relief without bond. The provisions of this section shall not derogate from any other remedy which the Company or any of its Subsidiaries may have in the event of such a breach. If the Participant breaches the terms of this Restrictive Covenant Agreement, then Company shall be entitled to recovery of all fees, expenses and costs, including attorneys’ fees, incurred in enforcing the terms of this Restrictive Covenant Agreement. An action related to the terms of this Restrictive Covenant Agreement must be brought in exclusively in the Delaware Court of the Chancery. In the event that said court does not have subject matter jurisdiction over such claim, cause of action or proceeding, the action shall be brought in the United States District of Delaware (Chosen Court). The parties agree that this Restrictive Covenant Agreement will be governed exclusively by the laws of the State of Delaware, regardless of any choice of law or conflict of law principle to the contrary. The participant (i) irrevocably submits to the exclusive jurisdiction of the Court of Chancery, or, if the Court of Chancery does not have jurisdiction, then the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with the terms of the incorporated Stock Options Award Agreement. Participant agrees and affirms specifically and unequivocally without reservation that the restrictions in this Restrictive Covenant Agreement are the subject of negotiation, he or she had an opportunity to bargain for the terms of this Restrictive Covenant Agreement, the Restrictive Covenant Agreement is reasonable in scope and duration, the Restrictive Covenant Agreement protects a legitimate business interest of the Company, and the balance of the equities will compel enforcement of this Restrictive Covenant Agreement.

12.         Severability. In the event that a court of competent jurisdiction determines that any term or provision of this Restrictive Covenant Agreement is illegal, invalid or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability of that term or provision will not affect: (a) the legality, validity or enforceability of the remaining terms and provisions of this Restrictive Covenant Agreement and (b) the legality, validity or enforceability of such term or provision in any other jurisdiction. Further, to the extent that any provision hereof is deemed unenforceable by virtue of its scope in terms of territory, length of time, scope of activities or otherwise, but may be made enforceable by limitations or revisions thereon, the parties agree that such limitations or revisions may be made so that the same shall, nevertheless, be enforceable to the fullest extent permitted by law. The parties waive any objection to “blue-penciling.”

13.        Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be made or provided as required or permitted pursuant to Section 10(e) of the Award Agreement.

14.        Entire Agreement. Except as otherwise provided in Section 5 of the Award Agreement, this Restrictive Covenant Agreement constitutes the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

15.        Amendment; Waiver. No amendment or modification of any term of this Restrictive Covenant Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Restrictive Covenant Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

16.        Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Restrictive Covenant Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. The Participant may not assign his/her obligations set forth in this Restrictive Covenant Agreement. The Company may assign its rights and interests under this Restrictive Covenant Agreement.

17.        Signature in Counterparts. This Restrictive Covenant Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.         Electronic Signatures. The parties acknowledge and agree that this Agreement shall be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restrictive Covenant Agreement.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	James J. Comitale (signed)
James J. Comitale, General Counsel

PARTICIPANT

Electronically Accepted

###PARTICIPANT_NAME###

###HOME_ADDRESS###

###ACCEPTANCE_DATE###

[Signature Page to Restrictive Covenant – Restricted Stock Unit Award Agreement]